UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 18, 2009
Date of Report (Date of earliest event reported)
IMMUNOTECH LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-57514	95-4834274

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

116 West Stocker Street, Glendale, California	91202

(Address of principal executive offices)	(Zip Code)
(818) 409-9091
Registrant’s telephone number, including area code
International Technology Systems, Inc. 520 Broadway, Suite 350, PMB 188, Santa Monica, California 90401
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events
9.01 Financial Statements and Exhibits
Signatures
EX-10.1 Agreement for Member of the Scientific Advisory Committee, Mariel Selbovitz
EX-10.2 Agreement for Member of the Board of Directors, Dr. Roscoe M. Moore Jr.
EX-10.3 Agreement for Member of the Scientific Advisory Committee, Joel L. Zive
EX-10.4 White Coat Strategies LLC Agency Agreement
EX-10.5 Master Agreement for Professional Services

Item 8.01.  Other Events.

On February 2, 2010 the Company signed a letter of intent with RRML LLC to secure a collateralized 7.5 Million loan to finance its cash flow requirements for its scheduled pre-clinical studies and Phase I clinical trial.  The company is currently in process updating all necessary regulatory fillings through a super 8K which will be filed shortly.

Item 9.01  Financial Statements and Exhibits

Exhibit No.                   Description

10.1                                         Agreement for Member of the Scientific Advisory Committee, Mariel Selbovitz

10.2                                         Agreement for Member of the Board of Directors, Dr. Roscoe M. Moore Jr.

10.3                                         Agreement for Member of the Scientific Advisory Committee, Joel L. Zive

10.4                                         White Coat Strategies LLC Agency Agreement

10.5                                         Master Agreement for Professional Services

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOTECH LABORATORIES, INC.
Date: March 15, 2010	By:	/s/ Ara Ghanime
Ara Ghanime
President